Exhibit 5.1

January 27, 2009

Intervest Bancshares Corporation

One Rockefeller Plaza, Suite 400

New York, New York 10020

Re:	Intervest Bancshares Corporation – Resale Registration Statement on Form S-3 on behalf of Selling Securityholders

Ladies and Gentlemen:

We have acted as counsel to Intervest Bancshares Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 to be filed by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), on or about the date of this opinion, on behalf of selling securityholders (the “Selling Securityholders”), relating to, (i) a warrant dated December 23, 2008 (“Warrant”) to purchase Class A Common Stock, par value $1.00 per share, of the Company (“Common Stock”) and (ii) 691,882 shares of Class A Common Stock for which the Warrant may be exercised (the “Warrant Shares,” and together with the Warrant, the “Securities”). The Warrant was issued pursuant to a Letter Agreement, dated as of December 23, 2008, incorporating the terms of the Securities Purchase Agreement — Standard Terms (the “Purchase Agreement”) between the Company and the United States Department of the Treasury. The Shares are being registered pursuant to the terms of the Purchase Agreement.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or copies, certified or otherwise identified to our satisfaction of (i) the Registration Statement, (ii) Certificate of Incorporation, as amended, of the Company, as currently in effect, (iii) the Bylaws, as amended, of the Company, as currently in effect, (iv) the Purchase Agreement, (v) the Warrant, (vi) certain resolutions adopted by the Board of Directors of the Company with respect to the Purchase Agreement and the issuance of the Securities contemplated thereby, and (vii) such other documents, corporate records and instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinions set forth below. As to matters of fact, we have examined and relied upon certain representations of the Company contained in the Purchase Agreement and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties, other than the Company, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we have also assumed the due authorization by all requisite action, the due execution and delivery of such documents, and the validity and binding effect and enforceability thereof.

We have also assumed that, prior to the offer and sale of the Securities, the registration requirements of the Act and all applicable requirements of state laws regulating the sale of the Securities will have been duly satisfied.

In rendering the opinions set forth below, we do not express any opinion concerning any law other than the federal laws of the United States, the Delaware General Corporation Law and the laws of the State of New York.

Based upon and subject to the foregoing, it is our opinion that (i) the Warrant to be sold by the Selling Securityholders has been duly authorized and constitutes a valid and binding obligation of the company, enforceable against the company in accordance with its terms and (ii) upon issuance in accordance with the terms of the Warrant, the Warrant Shares to be sold by the Selling Securityholders shall have been duly authorized, validly issued, fully paid and nonassessable.

In rendering the opinions set forth above, we have not passed upon and do not purport to pass upon the application of securities or “blue-sky” laws of any jurisdiction (except federal securities laws).

We are furnishing this opinion solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion is rendered for the sole benefit of the addressee hereof and investors who purchase Securities pursuant to the Registration Statement and may not be relied upon by any other person or entity, nor quoted in whole or in part, or otherwise referred to in any other document without our express written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus included in the Registration Statement under the heading “Legality.” In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Harris Beach PLLC